Exhibit 10.3

                            Agreement with Canyon Oil



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                             JOINT VENTURE AGREEMENT
                             DATED DECEMBER 1, 1999

BETWEEN:

           SAN JOAQUIN OIL & GAS LTD., a corporation incorporated under the laws of the State of Nevada and having an office in the City of Calgary, in the Province of Alberta ("San Joaquin")

                                     - and -

           CANYON OIL & GAS , a Limited Liability Company incorporated under the laws of the State of California and having an office in the City of Sacramento, in the State of California ("Canyon")

WHEREAS:

A. San Joaquin is engaged in the exploration and development of oil and gas prospects in the San Joaquin and Sacramento basin of California;

B. Canyon has agreed to provide San Joaquin with technical information for oil and gas Prospects that may be acquired by San Joaquin in the San Joaquin and Sacramento basin of California;

C. San Joaquin has agreed to pay certain overhead costs incurred by Canyon in exchange for provision of such technical information; and

D. The Parties have further agreed that San Joaquin will grant Canyon a Carried Interest on all Acquired Prospects, which Carried Interest shall be a 14% working interest in the Acquired Prospects, all in accordance with the terms of this Agreement.

THE PARTIES AGREE AS FOLLOWS:

                           ARTICLE 1 - INTERPRETATION

1.1      DEFINITIONS
In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings:

         "ACCOUNTING PROCEDURE" means the COPAS - 1984 - Onshore Accounting Procedure attached as Exhibit C to Schedule "A" hereto;

         "ACQUIRED PROSPECTS" means Prospects in which an interest is acquired by San Joaquin pursuant to this Agreement;

         "BROCHURE" means written material describing a Prospect, containing the information set forth in Section 2.2;

         "CARRIED INTEREST" means the right to acquire a working (participating) interest without incurring any of the costs specified in Section 4.2;

         "CONFIDENTIAL INFORMATION" means all technical information and data, evaluations, reports, proprietary information and trade secrets contained in a Brochure or otherwise provided by Canyon with respect to a Prospect;

         "EFFECTIVE DATE" means December 1, 1999;

         "EXCLUSION AREA" means all lands included in a Prospect presented to San Joaquin by Canyon pursuant to Section 2.3;

         "FARMOUT AND JOINT OPERATING AGREEMENT" means an agreement in the form attached hereto as Schedule "A", including the Exhibits attached thereto;

         "INITIAL PERIOD" means the period from the Effective Date until March 31, 2000, inclusive;

         "NON-ACQUIRED PROSPECTS" means all Prospects other than Acquired Prospects;

         "NOTICES" is defined in Section 7.1;

         "OPERATING PROCEDURE" means the A.A.P.L. Form 610 - 1989 Model Form Operating Agreement attached as Exhibit 2 to Schedule "A" hereto ;

         "PARTICIPANTS" means Persons who may participate with San Joaquin in acquiring and developing a Prospect;

         "PARTIES" means San Joaquin and Canyon, and "PARTY" means either of them;

         "PERIOD" means the Initial Period or one of the Renewal Periods;

         "PERSON" includes a corporation or limited liability company, an individual, a partnership, a firm, an association and a syndicate;

         "PROSPECTS" means all prospects relating to interests in lands or the hydrocarbon rights thereto acquired or generated by Canyon and presented to San Joaquin pursuant to the terms of this Agreement, and "PROSPECT" means one of such Prospects;

         "RENEWAL PERIODS" is defined in Section 5.1;

         "REPRESENTATIVES"  means  employees,   consultants,  agents,  officers,
         directors, subsidiaries or affiliates of a Party;

         "STUDY AREAS" means lands and geological formations within the San Joaquin and Sacramento Basin area of California;

         "TERM" means the period commencing on the Effective Date and ending on the Termination Date;

         "TERMINATION DATE" is defined in Section 5.1.

1.2      INTERPRETATION
a) The headings of the articles and sections of this Agreement are inserted for convenience of reference only and shall not be used in construing or interpreting any provisions hereof.
b) Whenever the singular or masculine or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine or body politic or corporate and vice versa as the context or reference to the Parties may require.

1.3      SCHEDULES
All Schedules attached hereto are incorporated herein by reference as fully as though contained in the body hereof. The Schedules are as follows:

         a) Schedule "A" which is the form of Farmout and Joint Operating Agreement to be entered into with respect to Acquired Prospects, including Exhibit 2 which is the Operating Procedure and other Exhibits attached thereto; and

         b) Schedule "B" which lists for the Initial Period, the Acquired Prospects, along with the interests to be acquired by San Joaquin therein. Should there be a conflict between the provisions of the body of this Agreement and an agreement entered into in the form of Schedule "A", the latter shall prevail.


                              ARTICLE 2 - PROSPECTS

2.1      EXCLUSIVE RIGHTS OF SAN JOAQUIN
San Joaquin shall have exclusive access to all Prospects located in the Study Areas. San Joaquin acknowledges, however, that the following prospects and activities are specifically excluded from this Agreement:
         Conaway Ranch Gas Field
         Conaway Ranch Extension
         Crossroads Gas Field
         Crossroads Extension
         North San Joaquin Project (Harwood Capital)
         Raisin City Oil Field
         Vemalis Gas Field

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         Vemonia Gas Field (Oregon)
         Winters Gas Field
         Equinax/E&B Natural Resources Acquisition Broker
         Personal Working Interest Investments with Capitol Oil Corporation and others
         Prospect Review for several investors/oil companies


2.2      PRESENTATION OF PROSPECT BROCHURES
The Parties acknowledge that a Brochure has been provided with respect to Prospects for the Initial Period, as outlined in Schedule "B" hereto. Six (6) weeks prior to the commencement of each Renewal Period, Canyon shall provide San Joaquin with a Brochure for all Prospects to be initiated during each such Renewal Period. Each Brochure shall contain the following information:
         a)       a map outlining the area covered by each Prospect;
         b) description of and vintage of seismic data available for the Prospect;
         c) proposed budget for the Prospect including details of the following costs:
                  (i)      lease acquisition costs;
                  (ii)     seismic data costs;
                  (iii)    geological data costs; and
                  (iv)     well costs; and
         d) terms of the Canyon Carried Interest where the number of Carried Interest wells in a Prospect is to be greater than one
                  (1).

2.3      PRESENTATION OF PROSPECTS

a) Within one week of receiving a Brochure, San Joaquin shall elect, by written notice to Canyon, to receive additional information with regard to any or all of the Prospects contained within the Brochure. Should a Prospect included in a Brochure conflict with or cover the same area as prior activities of San Joaquin, San Joaquin shall elect not to acquire any additional information with respect to such Prospect from Canyon. Any Prospects for which San Joaquin does not elect to receive additional information shall not be subject to the provisions of
         Article 6.
b) One week after San Joaquin receives a Brochure for a Prospect, or on such date as mutually agreed by the Parties, Canyon shall provide San Joaquin with additional information, including geological, geophysical and engineering description, and ownership of petroleum and natural gas leases with respect to all Prospects for which San Joaquin has elected to receive such information. The additional information shall be provided in Sacramento, California by way of a presentation, commonly called a "show and tell", regarding each such Prospect.
c) Canyon shall provide San Joaquin with access to all geological, geophysical, engineering and land data provided in the presentations so as to enable San Joaquin to provide all such data to its Participants. In any cases where Canyon is not permitted under its arrangements with other Persons to allow such data to be provided for review outside Canyon's offices, Canyon shall provide the Participants with access to such data at Canyon's offices.

2.4      ACCEPTANCE OF PROSPECTS
Within twenty-five (25) days of receiving a presentation with respect to a Prospect, San Joaquin shall indicate in writing if it intends to accept a Prospect, and the interest that it shall acquire therein, in which case the Parties shall forthwith enter into a Farmout and Joint Operating Agreement in the form attached hereto as Schedule "A" with respect to the lands included in such Acquired Prospect.

2.5      PARTICIPATION LEVEL
San Joaquin may elect to acquire an interest in a Prospect in any amount up to 100% of the interest in such Prospect. The participation level may vary from Prospect to Prospect. If San Joaquin elects to acquire less than 100% of the interest in a Prospect, San Joaquin may attempt to locate other Participants to acquire the remaining interest, which Participants would enter into the same Farmout and Joint Operating Agreement to be entered into by the Parties for that Prospect and be subject to the same terms and conditions.

2.6      OPERATORSHIP OF PROSPECTS
a) San Joaquin shall be operator of all Acquired Prospects for purposes of drilling, and thereafter operating, each well.
b)       Canyon shall be operator for acquisition of all seismic data.

2.7      REJECTION OF PROSPECTS BY SAN JOAQUIN
Subject to Article 6, San Joaquin may reject any or all Prospects after receiving a presentation with respect thereto. If San Joaquin rejects a Prospect, Canyon may find another Person or Persons to acquire such Non-Acquired Prospect without any further obligation to San Joaquin.


                            ARTICLE 3 - COMPENSATION

3.1      OVERHEAD COSTS
In consideration for the provision by Canyon of the Prospects hereunder, San Joaquin shall pay for Canyon's overhead costs in the amount of $70,000.00 for the Initial Period and for each Renewal Period, payable in advance at the beginning of the Initial Period and of each Renewal Period. It is intended that such payments will cover costs for salaries of Canyon's Representatives, office costs, and geological and geophysical data in Canyon's possession, provided however that all ownership rights to such geological and geophysical data shall remain with Canyon. It is understood and agreed that:

a) Canyon shall be solely responsible for any additional salaries and wages, cost of holidays, vacation, sickness and disability benefits, insurance coverage and other customary allowances which may be payable to any of Canyon's Representatives; and that
b) the above-referenced fees cover all office overhead costs and include all engineering, geological and geophysical data relating to the Prospects currently in the possession of Canyon.

3.2      NO OTHER INTEREST
Except as provided in Section 3.1 and Article 4, Canyon shall not be entitled to any other fees nor any share of the interest of San Joaquin in any Acquired Prospect and that San Joaquin shall be solely entitled to the rights and benefits in respect to the Acquired Prospects. Without limiting the generality of the foregoing, Canyon shall not be entitled to an overriding royalty interest on any Acquired Prospect and any costs passed on from Canyon to San Joaquin and any of San Joaquin's Participants shall be at Canyon's cost without any markup.


               ARTICLE 4 - CANYON INTERESTS IN ACQUIRED PROSPECTS

4.1      STANDARD TERMS AND CONDITIONS
The provisions of this Article 4 contain the standard terms and conditions that shall be included in the Farmout and Joint Operating Agreement to be entered into by the Parties for each Acquired Prospect.

4.2      CANYON CARRIED INTEREST
San Joaquin and any Participants in an Acquired Prospect shall pay 100% of the following costs: a) costs of acquiring seismic data to evaluate such Acquired Prospect for purposes of drilling a test well thereon;
b)       lease acquisition costs for such Acquired Prospect;
c) first year rental and bonus costs for leases acquired for such Acquired Prospect; d) acquisition of geological data for the Acquired Prospect; e) all costs associated with the test well, including drilling to contract depth, testing, logging and abandoning, or, if San Joaquin and its Participants elect to complete and equip the test well, costs to complete and equip the test well; and
f) in those exceptional cases where the Parties have agreed that the Carried Interest shall apply to more than the initial well on a Prospect, costs for a second well, only if negotiated and agreed by the Parties in writing at the time that San Joaquin agrees to acquire an interest in such Acquired Prospect.

4.3      CANYON WORKING INTEREST
Canyon shall be entitled to a 14% working interest in the leases and test well in all Acquired Prospects and shall thereupon be responsible for its working interest share of all future costs incurred on the Acquired Prospect, including any future well costs relating to the test well.


4.3      PARTICIPANTS WITH SAN JOAQUIN
It is acknowledged that San Joaquin may have Participants acting with it in acquiring an interest in any Prospect. The Participants will pay 100% of the costs listed in Section 4.2 to earn a 75% working (participating) interest. However, Canyon need only deal with San Joaquin for purposes of this Agreement.


                          ARTICLE 5 - TERM OF AGREEMENT

5.1      RENEWAL PERIODS
This Agreement may be continued beyond the Initial Period by written agreement of the Parties. If so continued beyond the Initial Period, this Agreement shall continue in effect for successive four month periods (the "Renewal Periods") until terminated by either Party by written notice given at least two (2) calendar months prior to the end of any Period. The Agreement shall thereupon terminate on the last day of the Period in which such notice has been given (the "Termination Date").

5.2      TERM
The Term of this Agreement shall be from the Effective Date until the Termination Date.


                    ARTICLE 6 - CONFIDENTIALITY AND EXCLUSION

6.1      CONFIDENTIALITY
In consideration of the disclosure of Confidential Information by Canyon to San Joaquin, San Joaquin hereby agrees, for a period of one year from the date it receives a Brochure for a Prospect to keep confidential any and all of the Confidential Information relating to such Prospect and that it shall only use or permit the use of the Confidential Information for the purpose of evaluating and acquiring the Prospects in accordance with this Agreement. San Joaquin shall not under any circumstances disclose the Confidential Information, either directly or indirectly, to any third party or parties or to any of its Representatives not having a need to know for the purpose of appraising the Prospects. The Confidential Information shall only be disclosed to San Joaquin's Participants and Representatives on a "need to know" basis. San Joaquin shall ensure that all such Persons having access to the Confidential Information comply with the provisions of this Agreement.

6.2      EXCEPTIONS
San Joaquin's confidentiality obligations hereunder shall not apply to any of the Confidential Information that San Joaquin can demonstrate:
         a) to have been known to San Joaquin prior to the disclosure to San Joaquin by Canyon;
         b) to be in the public domain through no fault of San Joaquin or any of its Representatives; or
         c) to have been lawfully obtained from a source independent of Canyon where San Joaquin has made reasonable efforts to ensure that such source is not a party to or bound by any confidentiality agreement with Canyon.
         d)       is  required  to  be   disclosed   to  a  court  of  competent
                  jurisdiction or to any regulatory body having jurisdiction, provided that:
                  (i) San Joaquin shall take reasonable steps to maintain the confidentiality of the Confidential Information by the court or regulatory body; and
                  (ii) San Joaquin shall provide Canyon with immediate written notice of any request for disclosure.

6.3      EXCLUSION AREA
a) San Joaquin shall not obtain any interest in petroleum and natural gas rights within the Exclusion Area for a period of one year after the date that it receives the Brochure applicable to such Exclusion Area. San Joaquin agrees that if it acquires any right or interest within the Exclusion Area within one year after the date that it receives the Brochure applicable to such Exclusion Area, 100% of such right or interest shall immediately be offered to Canyon for a like amount of the consideration expended by San Joaquin for the said right or interest, whether such consideration be monetary, incurred obligations, or otherwise. The foregoing provisions shall not apply to any interest acquired by San Joaquin from Canyon in accordance with the provisions of this Agreement.
b) The Parties acknowledge and agree that San Joaquin shall be permitted to acquire prospects and resulting leases in prospects outside areas covered by the Prospects and that San Joaquin has no obligation to offer Canyon the right to participate in any such other prospects.

6.4      LIABILITY AND INDEMNITY
San Joaquin shall:
         a) be liable to Canyon for all loss and damages whatsoever which Canyon may sustain or incur; and, in addition
         b) indemnify and hold harmless Canyon from and against all loss and damages whatsoever which may be suffered by Canyon or which it may sustain or incur by reason of the failure of San Joaquin or its Representatives or Participants to comply with the obligations contained in Sections 6.1, 6.2 and 6.3 of this Agreement.


                     ARTICLE 7 - GENERAL CONTRACT PROVISIONS

7.1      NOTICES
All notices, requests, demands or other communications (collectively, "Notices") by the terms hereof required or permitted to be given by one Party to the other, or to any other person, shall be given in writing by personal delivery or by facsimile transmission to such other Party at the following address:

         To San Joaquin at:                 53 STRATFORD PLACE S.W.
                                            CALGARY, ALBERTA T3H 1H7
                                            FAX: (403) 246-5056

         To Canyon at:                      SUITE 1, 2625 FAIR OAKS BOULEVARD
                                            SACRAMENTO, CA  95864
                                            FAX: (916) 486-9197
or such other address as may be given by a Party to the other Party hereto in writing from time to time.

All such Notices shall be deemed to have been received when delivered or transmitted, provided that any Notice received after normal business hours or on a holiday or weekend shall be deemed to be received on the next day business day.


7.2      FURTHER ASSURANCES
The Parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part hereof.

7.3      COUNTERPARTS
This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be one and the same instrument.

7.4      TIME OF THE ESSENCE
Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

7.5      ENTIRE AGREEMENT
This Agreement constitutes the entire Agreement between the Parties with respect to all the matters herein and its execution has not been induced by, nor do either of the Parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof. This Agreement may not be amended or modified in any respect except by written instrument signed by the Parties. Any schedules referred to herein are incorporated herein by reference and form part of this Agreement.

7.6      ENUREMENT
This Agreement shall enure to the benefit of and be binding upon the Parties and
their   respective   legal   personal    representatives,    heirs,   executors,
administrators or successors.

7.7      ASSIGNMENT
Neither Party may assign its rights and obligations under this Agreement. The Parties acknowledge that San Joaquin may bring in Participants who will become parties to Farmout and Joint Operating Agreements entered into in the form of Schedule "A". Such Participants shall not, however, become parties to this Agreement.

7.8      CURRENCY
Unless  otherwise   specifically  provided  for  herein,  all  monetary  amounts specified herein shall refer to the lawful money of the United States of America.

7.9      GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws of the State of California and each Party irrevocably attorns to the non-exclusive jurisdiction of the Courts of such State.

7.10     CALCULATION OF TIME
When calculating a period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date shall, unless otherwise specifically included, be excluded. If the last day of a period is not a business day, then the time period in question shall end on the first business day following such non-business day.

7.11     SEVERABILITY
If any portion of this Agreement is determined to be invalid or unenforceable for any reason whatsoever, that invalidity or unenforceablity shall not affect the validity or enforceability of remaining portions of this Agreement and such invalid or unenforceable portion shall be severed from the remainder of this Agreement.


IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

SAN JOAQUIN OIL & GAS LTD.                  CANYON OIL & GAS

PER: /s/ J. Timothy Bowes                   PER: /s/ Monty Doris
     ----------------------------                ---------------------------
J. TIMOTHY BOWES,
PRESIDENT
                                            PER:     ______________________

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